Exhibit 10.1
AMENDMENT NO. 4
TO REVOLVING CREDIT AND SECURITY AGREEMENT
     THIS AMENDMENT NO. 4 (this “Agreement”) is entered into as of July 30, 2009, by and between DIGITAL RECORDERS, INC. (“DR”), TWINVISION OF NORTH AMERICA, INC. (“TVna”, collectively with DR, each a “Borrower”, and collectively the “Borrowers”), DRI CORPORATION (“DRI”, collectively with the Borrowers, each a “Loan Party, and collectively, the “Loan Parties”), the financial institutions party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).
BACKGROUND
     Loan Parties, Lenders and Agent are parties to that certain Revolving Credit and Security Agreement dated June 30, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.
     Loan Parties have requested that Agent and Lenders amend certain provisions of the Loan Agreement as hereafter provided, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.
     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent or Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Definitions. All capitalized terms not otherwise defined or amended herein shall have the meanings given to them in the Loan Agreement.
     2. Amendment. Subject to the satisfaction of Section 3 below, the Loan Agreement is hereby amended as follows:
          (a) Section 1.2 of the Credit Agreement is hereby amended by inserting the following defined terms in appropriate alphabetical order:
     “Acceptable Credit Insurance Policies” shall have the meaning provided in the definition of Eligible Foreign Receivables”.
     “Eligible Foreign Receivables” shall mean and include with respect to each Borrower, each Receivable of such Borrower that would be an Eligible Receivable, except that that such Receivable does not meet the requirements of sub-clause (f) of said definition, provided that no Receivable shall be an Eligible Foreign Receivable unless (i) it is subject to a credit insurance policy in form and substance satisfactory to Agent and Agent has been designated as a loss payee under such credit insurance policy pursuant to a loss payable endorsement in form and substance satisfactory to Agent (an “Acceptable Credit Insurance Policy”) and (ii) the sale with respect to such Receivable is to a Customer located in the Netherlands or Belgium.”
     “Foreign Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(i) hereof
     “Foreign Receivables Cap” shall mean, at any time, the lesser of (x) $2,500,000 in the aggregate and (y) the aggregate amount of coverage under Acceptable Credit Insurance Policies that the Borrowers’ have with respect to Eligible Foreign Receivables, as determined by Agent in its reasonable discretion.
          (b) The definition of “Advance Rates” appearing in Section 1.2 of the Loan Agreement is hereby amended to read in its entirety as set forth below:
     “Advance Rates” shall mean, collectively, the Receivables Advance Rate, the Foreign Receivables Advance Rate and the Inventory Advance Rate.
          (c) Section 2.1(a)(y)(i) of the Loan Agreement is hereby amended to read in its entirety as set forth below:
     “(i) the sum of (x) up to 85%, subject to the provisions of Section 2.1(b) hereof (“Receivables Advance Rate”), of Eligible Receivables plus (y) the lesser of (A) the applicable Foreign Receivables Cap or (B) up to 75%, subject to the provisions of Section 2.1(b) hereof (“Foreign Receivables Advance Rate”), of Eligible Foreign Receivables,”.
     3. Conditions of Effectiveness. This Agreement shall become effective when Agent shall have received four (4) copies of this Agreement executed by the Required Lenders and each Loan Party.
     4. Representations, Warranties and Covenants. Each Loan Party hereby represents, warrants and covenants as follows:
     (a) This Agreement and the Loan Agreement constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms.
     (b) Upon the effectiveness of this Agreement, each Loan Party hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Agreement.
     (c) The execution, delivery and performance of this Agreement and all other documents in connection therewith has been duly authorized by all necessary corporate action, and does not contravene, violate or cause the breach of any agreement, judgment, order, law or regulation applicable to any Loan Party

     (d) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this letter amendment.
     (e) No Loan Party has any defense, counterclaim or offset with respect to the Loan Agreement or the Obligations.
     5. Effect on the Loan Agreement.
     (a) Upon the effectiveness of this Agreement, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby. Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. This Agreement shall constitute an “Other Document” for all purposes under the Loan Agreement.
     (b) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.
     6. Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York (other than those conflict of law rules that would defer to the substantive law of another jurisdiction).
     7. Cost and Expenses. Loan Parties hereby agree to pay the Agent, on demand, all costs and reasonable expenses (including reasonable attorneys’ fees and legal expenses) incurred in connection with this Agreement and any instruments or documents contemplated hereunder.
     8. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
     9. Counterparts; Facsimile Signatures. This Agreement may be executed by the parties hereto in one or more counterparts of the entire document or of the signature pages hereto, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement. Any signature received by facsimile or electronic transmission shall be deemed an original signature hereto.
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     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent
By:	/s/ John T. Trieu
	Name:	John T. Trieu
	Title:	Vice President

DRI CORPORATION
By:	/s/ Stephen P. Slay
	Name:	Stephen P. Slay
	Title:	Chief Financial Officer

DIGITAL RECORDERS, INC.
By:	/s/ Stephen P. Slay
	Name:	Stephen P. Slay
	Title:	Vice President and Secretary

TWINVISION OF NORTH AMERICA, INC.
By:	/s/ Stephen P. Slay
	Name:	Stephen P. Slay
	Title:	Vice President and Secretary

[Signature Page to Amendment No. 4]